Exhibit 99.1

Brookline Bancorp Announces Second Quarter Net Income of $9.5 Million, EPS of $0.14

Steady Profitability - Asset Quality Improves

BOSTON--(BUSINESS WIRE)--July 24, 2013--Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $9.5 million, or $0.14 per basic and diluted share, for the second quarter of 2013, compared to $8.8 million, or $0.13 per basic and diluted share, for the first quarter of 2013, and $7.5 million, or $0.11 per basic and diluted share, for the second quarter of 2012. This increase in earnings per share represents an 8 percent increase from the first quarter 2013 and a 26 percent increase from the second quarter of 2012.

Paul Perrault, President and Chief Executive Officer of Brookline Bancorp, Inc., stated: “We are pleased to report increased earnings for the quarter and the successful completion of our three-phase systems conversions as of May 2013. Our already stellar asset quality continues to improve and our bankers continue to compete effectively in our markets, despite continued competitive pressures.”

BALANCE SHEET

Total assets increased $40.1 million during the second quarter, to $5.2 billion at June 30, 2013, and increased $178.1 million from $5.0 billion at June 30, 2012. Total loans and leases increased $31.0 million during the quarter to $4.2 billion, representing 3 percent growth on an annualized basis. At June 30, 2013, the commercial loan and lease and commercial real estate portfolios totaled $3.0 billion, or 70.2 percent of total loans and leases. Strong loan growth continued in our commercial real estate portfolios of $55.6 million in the quarter or 11 percent on an annualized basis. This growth offset the decrease in the indirect automobile portfolio of $31.2 million from March 31, 2013 to June 30, 2013.

Deposits of $3.7 billion at June 30, 2013 were up $30.9 million from March 31, 2013 and up $135.8 million from June 30, 2012. This represents an annualized increase of 4 percent from June 30, 2012. Core deposits, which consist of demand checking, NOW, savings, and money market accounts, increased at a 7 percent annualized rate in the second quarter of 2013, raising the core deposit ratio from 72.6 percent at March 31, 2013 to 73.4 percent at June 30, 2013. Total borrowings increased $9.6 million from $820.4 million at March 31, 2013 to $830.0 million at June 30, 2013.

Cash, cash equivalents, and investment securities were flat quarter-to-quarter and down $22.6 million year-to-year to $579.5 million, or 11.3 percent of total assets, at June 30, 2013 as compared to $579.2 million, or 11.3 percent of total assets, at March 31, 2013 and $602.1 million, or 12.1 percent of total assets, at June 30, 2012.

The ratio of stockholders’ equity to total assets was 11.87 percent at June 30, 2013. The ratio of tangible stockholders’ equity to tangible assets was 9.10 percent at June 30, 2013.

NET INTEREST INCOME

Net interest income for the second quarter of 2013 increased $1.7 million to $45.4 million from $43.7 million in the first quarter of 2013, and increased $2.6 million from $42.8 million for the quarter ending June 30, 2012.

For the second quarter of 2013, net interest income includes $1.4 million of prepayment penalties on commercial loans, up $0.5 million from first quarter 2013, and $2.4 million of accretion and amortization on acquired loans, deposits, and borrowed funds, up $0.2 million from first quarter 2013. Collectively, these increases contributed 31 basis points to the second quarter 2013 net interest margin which increased from 3.70 percent for the first quarter 2013 to 3.78 percent.

NON-INTEREST INCOME

Non-interest income for the second quarter of 2013 decreased $0.2 million to $3.1 million from $3.3 million in the first quarter of 2013, and decreased $1.6 million from $4.7 million for the second quarter of 2012. The quarter-to-quarter decrease was largely a result of an increased loss from investments in affordable housing projects in the second quarter of 2013.

Non-interest income for the six months of 2013 decreased $1.8 million to $6.5 million from $8.3 million in 2012. Several factors contributed to the year-to-year decrease, including an increased loss from investments in affordable housing projects, a reduction in deposit-related service charges due to systems conversion, and a smaller gain on sales of mortgage loans due to the higher interest-rate environment in the second quarter of 2013. The year-to-year decrease was also a result of a net gain on sales of securities in the second quarter of 2012.

NON-INTEREST EXPENSE AND TAX PROVISION

Non-interest expense for the second quarter of 2013 remained flat as compared to the first quarter of 2013 at $30.8 million, and increased $2.2 million from $28.6 million for the second quarter of 2012. Quarter-to-quarter changes in the components of non-interest expense included the following:

  Compensation and employee benefit expense increased $0.4 million, or 2 percent, compared to the first quarter of 2013. This quarter-to-quarter increase is largely a result of temporary and permanent additions to staff and one additional pay day in the second quarter.
  Other expense decreased quarter-to-quarter in part as a result of a reduction in other-real-estate-owned expense of $0.2 million, as well as decreases in insurance and postage expense.

Non-interest expense for the first six months of 2013 increased approximately $0.5 million to $61.6 million from $61.1 million in 2012. Year-to-year changes in the components of non-interest expense included the following:

  Compensation and employee benefit expense increased $4.1 million, or 14 percent, compared to the first six months of 2012. This year-to-year increase is largely a result of additions to staff to support system conversions and to further the Company's infrastructure build.
  Equipment and data processing expense increased largely as a result of upgrades in data processing, purchases of equipment, and conversion-related expenses in conjunction with Bank Rhode Island’s core system conversion.
  Professional services expense decreased $6.0 million year-over-year largely as a result of reduced costs for integration activities, systems conversions, bank charter conversions and a change in the Company’s outsourced internal auditors.
  Other expenses for the six months ended June 30, 2013 increased $1.3 million year-to-year due in part to increased expenses for repossessed assets, telecommunication, printing, and marketing.

The effective tax rate decreased slightly from 36.1 percent for the second quarter of 2012 to 35.7 percent for the first quarter of 2013 and to 35.3 percent for the second quarter of 2013.

The return on average assets increased from 0.61 percent at June 30, 2012 and 0.70 percent at March 31, 2013 to 0.74 percent at June 30, 2013. The return on average stockholders’ equity increased from 5.04 percent at June 30, 2012 and 5.72 percent at March 31, 2013 to 6.16 percent at June 30, 2013.

ASSET QUALITY

Nonperforming loans and leases decreased $4.2 million from $21.7 million, or 0.42 percent of total assets, at March 31, 2013 to $17.5 million, or 0.34 percent of total assets, at June 30, 2013. The ratio of nonperforming loans and leases to total loans and leases decreased from 0.52 percent at March 31, 2013 to 0.42 percent at June 30, 2013. Nonperforming assets also decreased approximately $4.0 million from $22.9 million, or 0.45 percent of total assets, at March 31, 2013 to $19.0 million, or 0.37 percent of total assets, at June 30, 2013.

The provision for loan and lease losses increased from $1.8 million for the first quarter of 2013 to $2.4 million for the second quarter of 2013. The increase is due to the growth in the commercial real estate portfolios and an additional allowance recorded for subsequent deterioration in the acquired loan portfolios.

The allowance for loan and lease losses was $44.3 million at June 30, 2013, compared to $42.5 million at March 31, 2013, and $37.4 million at June 30, 2012. The increase is due to additions to the allowance for continued loan growth in the commercial real estate portfolios and an additional allowance recorded for subsequent deterioration in the acquired loan portfolios. The allowance for loan and lease losses as a share of total loans and leases was 1.05 percent at June 30, 2013, compared to 1.02 percent at March 31, 2013, and 0.93 percent at June 30, 2012. The allowance for loan and lease losses related to originated loans and leases as a percent of originated loans and leases remained flat at 1.34 percent at March 31, 2013 and June 30, 2013.

DIVIDEND DECLARED

The Company’s Board of Directors approved, for the 45th consecutive quarter, a dividend of $0.085 per share. The dividend will be paid on August 24, 2013, to shareholders of record on August 10, 2013.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM eastern time on Thursday, July 25, 2013 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 888-317-6016 (United States) or 412-317-6016 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for playback is 10031060. The call will be available live or in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $5.2 billion in assets and 47 branches throughout Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank. The Company provides commercial and retail banking services and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the FASB in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as net earnings from operations, the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share and tangible stockholders’ equity to tangible assets. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

		At and for the Three Months Ended June 30,		At and for the Six Months Ended June 30,
		2013	2012	2013	2012
		(In Thousands Except Per Share Data)

Earnings Data:
Net interest income		$45,363	$42,759	$89,030	$86,392
Provision for credit losses		2,439	6,678	4,294	9,925
Non-interest income		3,138	4,721	6,466	8,315
Non-interest expense		30,815	28,621	61,585	61,069
Income before income taxes		15,247	12,181	29,617	23,713
Net income attributable to Brookline Bancorp, Inc.		9,490	7,529	18,304	13,878

Performance Ratios:
Net interest margin (1)		3.78%	3.81%	3.74%	3.85%
Interest-rate spread (1)		3.62%	3.63%	3.58%	3.67%
Return on average assets		0.74%	0.61%	0.72%	0.57%
Return on average stockholders' equity		6.16%	5.04%	5.93%	4.64%
Return on average tangible stockholders' equity		8.28%	6.66%	7.98%	6.41%
Efficiency ratio		63.53%	60.28%	64.49%	64.48%

Per Common Share Data:
Net income — Basic		$0.14	$0.11	$0.26	$0.20
Net income — Diluted		0.14	0.11	0.26	0.20
Cash dividends declared		0.085	0.085	0.17	0.17
Book value per share (end of period)		8.73	8.59	8.73	8.59
Tangible book value per share (end of period) (non-GAAP)		6.48	6.26	6.48	6.26
Stock price (end of period)		8.68	8.85	8.68	8.85

(1) Calculated on a fully tax-equivalent basis.

	At and for the Three Months Ended
	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
	(Dollars in Thousands)
Balance Sheet:
Total assets	$5,150,480	$5,110,378	$5,147,534	$5,061,444	$4,972,381
Total loans and leases	4,205,015	4,173,985	4,175,712	4,144,012	4,012,544
Total deposits	3,656,981	3,626,033	3,616,259	3,568,016	3,521,206
Brookline Bancorp, Inc. stockholders’ equity	611,284	614,039	612,097	605,962	598,865

Asset Quality:
Nonperforming assets	$18,986	$22,941	$23,737	$23,675	$23,831
Nonperforming assets as a percentage of total assets	0.37%	0.45%	0.46%	0.47%	0.48%
Allowance for loan and lease losses	$44,281	$42,532	$41,152	$38,913	$37,431
Allowance for loan and lease losses as a percentage
of total loans and leases	1.05%	1.02%	0.98%	0.94%	0.93%
Net loan and lease charge-offs	$639	$419	$826	$1,539	$3,675
Net loan and lease charge-offs as a percentage
of average loans and leases (annualized)	0.06%	0.04%	0.08%	0.15%	0.37%

Capital Ratios:
Stockholders’ equity to total assets	11.87%	12.02%	11.89%	11.97%	12.04%
Tangible stockholders’ equity to
tangible assets (non-GAAP)	9.10%	9.20%	9.08%	9.08%	9.07%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	June 30,	March 31,		December 31,		September 30,	June 30,
	2013	2013		2012		2012	2012
	(In Thousands Except Share Data)
ASSETS
Cash and due from banks	$33,008	$39,330		$78,441		$41,617	$118,411
Short-term investments	66,787	52,766		38,656		34,655	98,677
Total cash and cash equivalents	99,795	92,096		117,097		76,272	217,088
Investment securities available-for-sale	479,177	486,625		481,323		466,822	384,533
Investment securities held-to-maturity	500	500		500		500	500
Total investment securities	479,677	487,125		481,823		467,322	385,033
Loans held-for-sale	4,221	839		3,233		2,303	585
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,349,051	1,299,496		1,301,233		1,262,411	1,221,202
Multi-family mortgage	594,939	585,669		606,533		628,162	612,213
Construction	112,684	115,896		98,197		86,345	88,759
Total commercial real estate loans	2,056,674	2,001,061		2,005,963		1,976,918	1,922,174
Commercial loans and leases:
Commercial	376,507	399,781		382,277		346,744	319,867
Equipment financing	476,724	448,701		420,991		426,597	387,093
Condominium association	41,859	43,043		44,187		43,732	43,596
Total commercial loans and leases	895,090	891,525		847,455		817,073	750,556
Indirect automobile loans	479,782	510,954		542,344		574,279	581,063
Consumer loans:
Residential mortgage	507,099	509,155		511,109		505,553	492,489
Home equity	257,839	254,048		261,562		263,194	260,623
Other consumer	8,531	7,242		7,279		6,995	5,639
Total consumer loans	773,469	770,445		779,950		775,742	758,751
Total loans and leases	4,205,015	4,173,985		4,175,712		4,144,012	4,012,544
Allowance for loan and lease losses	(44,281)	(42,532)		(41,152)		(38,913)	(37,431)
Net loans and leases	4,160,734	4,131,453		4,134,560		4,105,099	3,975,113
Restricted equity investments	66,627	66,553		68,661		68,661	61,291
Premises and equipment, net	76,867	74,223	#	70,791	#	66,814	56,248
Building held-for-sale	-	-		-		6,046	6,046
Deferred tax asset	32,739	29,123		27,197		27,354	25,656
Goodwill, net	137,890	137,890	#	137,890	#	137,890	137,890
Identified intangible assets, net of accumulated amortization	19,168	20,345		21,510		23,307	24,578
Other real estate owned and repossessed assets, net	1,493	1,248		1,491		2,386	2,765
Other assets	71,269	69,483		83,281		77,990	80,088
Total assets	$5,150,480	$5,110,378		$5,147,534		$5,061,444	$4,972,381

LIABILITIES AND EQUITY
Deposits:
Demand checking accounts	$644,507	$623,315		$623,274		$590,189	$546,036
NOW accounts	196,778	194,313		212,858		183,478	185,234
Savings accounts	503,170	509,967		515,367		520,614	503,507
Money market accounts	1,340,024	1,303,231		1,253,819		1,231,206	1,236,967
Certificate of deposit accounts	972,502	995,207		1,010,941		1,042,529	1,049,462
Total deposits	3,656,981	3,626,033		3,616,259		3,568,016	3,521,206
Borrowed funds:
Advances from the FHLBB	785,565	759,675		790,865		771,110	733,394
Other borrowed funds	44,501	60,772		63,104		57,146	60,707
Total borrowed funds	830,066	820,447		853,969		828,256	794,101
Mortgagors’ escrow accounts	7,465	7,823		6,946		7,066	6,942
Accrued expenses and other liabilities	41,097	38,825		54,551		47,889	47,328
Total liabilities	4,535,609	4,493,128		4,531,725		4,451,227	4,369,577

Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized;
75,744,445 shares, 75,744,445 shares, 75,749,825 shares,
75,749,819 shares and 75,414,713 shares issued, respectively	754	754		754		754	754
Additional paid-in capital	619,036	618,711		618,429		618,176	618,184
Retained earnings, partially restricted	59,747	56,211		53,358		47,451	42,006
Accumulated other comprehensive income	(4,441)	2,233		3,483		3,569	1,969
Treasury stock, at cost; 5,373,733 shares	(62,107)	(62,107)		(62,107)		(62,107)	(62,107)
Unallocated common stock held by ESOP; 312,792 shares,
323,355 shares, 333,918 shares, 344,991 shares,
and 356,064 shares, respectively	(1,705)	(1,763)		(1,820)		(1,881)	(1,941)
Total Brookline Bancorp, Inc. stockholders’ equity	611,284	614,039		612,097		605,962	598,865
Noncontrolling interest in subsidiary	3,587	3,211		3,712		4,255	3,939
Total equity	614,871	617,250		615,809		610,217	602,804
Total liabilities and equity	$5,150,480	$5,110,378		$5,147,534		$5,061,444	$4,972,381

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$50,644	$50,135	$100,063	$99,778
Debt securities	1,934	1,541	3,786	4,770
Short-term investments	19	68	50	95
Marketable and restricted equity securities	303	95	612	187
Total interest and dividend income	52,900	51,839	104,511	104,830

Interest expense:
Deposits	4,743	5,463	9,578	10,980
Borrowed funds and subordinated debt	2,794	3,617	5,903	7,458
Total interest expense	7,537	9,080	15,481	18,438

Net interest income	45,363	42,759	89,030	86,392
Provision for credit losses	2,439	6,678	4,294	9,925
Net interest income after provision for credit losses	42,924	36,081	84,736	76,467

Non-interest income:
Fees, charges and other income	3,762	4,168	7,402	7,901
Loss from investments in affordable housing projects	(624)	(244)	(936)	(383)
Gain on sales of securities, net	-	797	-	797
Total non-interest income	3,138	4,721	6,466	8,315

Non-interest expense:
Compensation and employee benefits	16,697	14,238	32,993	28,926
Occupancy	2,865	2,503	5,948	5,179
Equipment and data processing	4,150	3,632	8,163	7,275
Professional services	1,513	2,554	3,014	9,008
FDIC insurance	936	1,230	1,870	2,150
Advertising and marketing	768	774	1,438	1,476
Amortization of identified intangible assets	1,177	1,271	2,343	2,554
Other	2,709	2,419	5,816	4,501
Total non-interest expense	30,815	28,621	61,585	61,069

Income before income taxes	15,247	12,181	29,617	23,713
Provision for income taxes	5,382	4,398	10,511	9,296
Net income	9,865	7,783	19,106	14,417
Less net income attributable to noncontrolling
interest in subsidiary	375	254	802	539
Net income attributable to Brookline Bancorp, Inc.	$9,490	$7,529	$18,304	$13,878

Earnings per common share:
Basic	$0.14	$0.11	$0.26	$0.20
Diluted	0.14	0.11	0.26	0.20

Weighted average common shares outstanding during the period:
Basic	69,774,703	69,677,656	69,768,777	69,671,130
Diluted	69,833,541	69,715,890	69,823,615	69,706,694

Dividends declared per common share	$0.085	$0.085	$0.17	$0.17

* Certain amounts previously reported have been reclassified to conform to the current period's presentation.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
	(Dollars in Thousands)
NONPERFORMING ASSETS:

Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$2,682	$3,970	$4,014	$3,610	$3,674
Multi-family mortgage	1,593	4,132	4,233	5,157	3,129
Construction	-	-	-	-	344
Total commercial real estate loans	4,275	8,102	8,247	8,767	7,147

Commercial	4,680	5,035	5,454	5,432	6,896
Equipment financing	4,014	3,595	3,873	3,040	2,375
Condominium association	4	6	8	9	11
Total commercial loans and leases	8,698	8,636	9,335	8,481	9,282

Indirect automobile loans	156	62	99	80	91

Residential mortgage	2,786	3,724	3,804	2,924	3,710
Home equity	1,557	1,150	716	988	831
Other consumer	21	19	45	49	5
Total consumer loans	4,364	4,893	4,565	3,961	4,546

Total nonaccrual loans and leases	17,493	21,693	22,246	21,289	21,066

Other real estate owned	1,002	943	903	1,690	2,082
Other repossessed assets	491	305	588	696	683

Total nonperforming assets	$18,986	$22,941	$23,737	$23,675	$23,831

Troubled debt restructurings on accrual	9,631	9,816	10,414	9,232	9,504
Troubled debt restructurings on nonaccrual	6,919	7,514	6,786	3,821	1,835
Total troubled debt restructurings	$16,550	$17,330	$17,200	$13,053	$11,339

Nonperforming loans and leases as a percentage of total loans and leases	0.42%	0.52%	0.53%	0.51%	0.52%
Nonperforming assets as a percentage of total assets	0.37%	0.45%	0.46%	0.47%	0.48%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:

Allowance for loan and lease losses at beginning of period	$42,532	$41,152	$38,913	$37,431	$34,428
Charge-offs	(1,028)	(661)	(1,527)	(1,807)	(3,970)
Recoveries	389	242	701	268	295
Net charge-offs	(639)	(419)	(826)	(1,539)	(3,675)
Provision for loan and lease losses	2,388	1,799	3,065	3,021	6,678
Allowance for loan and lease losses at end of period	$44,281	$42,532	$41,152	$38,913	$37,431

Allowance for loan and lease losses as a percentage of
total loans and leases	1.05%	1.02%	0.98%	0.94%	0.93%
Allowance for loan and lease losses related to originated
loans and leases as a percentage of originated loans and leases	1.34%	1.34%	1.33%	1.31%	1.33%

NET CHARGE-OFFS:

Commercial real estate loans	$81	$(4)	$-	$(38)	$(40)
Commercial loans and leases	295	166	196	1,179	3,292
Indirect automobile loans	170	231	366	301	225
Consumer loans	93	26	264	97	198
Total net charge-offs	$639	$419	$826	$1,539	$3,675

Net loan and lease charge-offs as a percentage of
average loans and leases (annualized)	0.06%	0.04%	0.08%	0.15%	0.37%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	June 30, 2013			March 31, 2013			June 30, 2012
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$52,541	$19	0.14%	$57,695	$29	0.20%	$71,675	$68	0.38%
Debt securities (2)	487,271	1,940	1.59%	471,509	1,861	1.58%	430,206	1,548	1.44%
Marketable and restricted equity securities (2)	66,988	350	2.10%	68,550	357	2.10%	54,583	110	0.81%
Commercial real estate loans (3)	2,034,920	23,863	4.67%	1,988,501	24,315	4.89%	1,859,292	23,607	5.10%
Commercial loans (3)	420,194	6,531	6.16%	426,573	4,569	4.28%	412,476	4,713	4.58%
Equipment financing (3)	467,156	8,279	7.10%	436,983	8,001	7.38%	348,426	7,428	8.53%
Indirect automobile loans (3)	494,571	4,523	3.67%	526,923	4,916	3.78%	580,678	6,033	4.18%
Residential mortgage loans (3)	512,975	5,101	3.98%	508,303	5,165	4.10%	489,688	5,445	4.45%
Other consumer loans (3)	264,183	2,508	3.81%	265,047	2,616	4.00%	266,572	3,003	4.53%
Total interest-earning assets	4,800,799	53,114	4.41%	4,750,084	51,829	4.38%	4,513,596	51,955	4.62%
Allowance for loan and lease losses	(42,954)			(41,487)			(35,962)
Non-interest-earning assets	380,299			362,566			427,299
Total assets	$5,138,144			$5,071,163			$4,904,933

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$195,269	$41	0.09%	$190,320	$51	0.11%	$189,118	$57	0.12%
Savings accounts	508,451	316	0.25%	514,383	337	0.27%	505,601	443	0.35%
Money market accounts	1,335,300	2,036	0.61%	1,294,593	2,061	0.65%	1,204,754	2,260	0.75%
Certificates of deposit	982,257	2,350	0.96%	1,002,602	2,385	0.96%	1,056,021	2,703	1.03%
Total interest-bearing deposits	3,021,277	4,743	0.63%	3,001,898	4,834	0.65%	2,955,494	5,463	0.74%
Advances from the FHLBB	760,237	2,682	1.41%	753,270	2,955	1.59%	694,746	3,424	1.98%
Other borrowed funds	48,655	112	0.93%	63,065	154	0.99%	60,550	193	1.28%
Total interest-bearing liabilities	3,830,169	7,537	0.79%	3,818,233	7,943	0.84%	3,710,790	9,080	0.98%
Non-interest-bearing liabilities:
Demand checking accounts	640,725			607,878			542,100
Other non-interest-bearing liabilities	47,589			24,575			50,327
Total liabilities	4,518,483			4,450,686			4,303,217
Brookline Bancorp, Inc. stockholders’ equity	616,327			616,627			597,908
Noncontrolling interest in subsidiary	3,334			3,850			3,808
Total liabilities and equity	$5,138,144			$5,071,163			$4,904,933
Net interest income (tax-equivalent basis) /
Interest-rate spread (4)		45,577	3.62%		43,886	3.54%		42,875	3.63%
Less adjustment of tax-exempt income		214			217			116
Net interest income		$45,363			$43,669			$42,759
Net interest margin (5)			3.78%			3.70%			3.81%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available-for-sale. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3) Loans on nonaccrual status are included in the average balances.

(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Six Months Ended
	June 30, 2013			June 30, 2012
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$53,586	$50	0.19%	$64,780	$95	0.29%
Debt securities (2)	479,433	3,799	1.58%	460,483	4,785	2.08%
Marketable and restricted equity securities (2)	67,764	705	2.09%	55,263	219	0.79%
Commercial real estate loans (3)	2,018,117	48,159	4.76%	1,844,566	46,845	5.10%
Commercial loans (3)	415,633	11,242	5.39%	405,639	9,326	4.61%
Equipment financing (3)	453,642	16,138	7.15%	342,558	14,465	8.45%
Indirect automobile loans (3)	510,657	9,439	3.73%	577,802	12,280	4.27%
Residential mortgage loans (3)	510,801	10,266	4.04%	490,467	10,989	4.48%
Other consumer loans (3)	264,433	5,124	3.91%	270,065	6,043	4.50%
Total interest-earning assets	4,774,066	104,922	4.40%	4,511,623	105,047	4.67%
Allowance for loan and lease losses	(42,225)			(34,515)
Non-interest-earning assets	371,475			406,052
Total assets	$5,103,316			$4,883,160

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$192,808	$86	0.09%	$184,102	$110	0.12%
Savings accounts	511,401	660	0.26%	508,374	942	0.37%
Money market accounts	1,315,056	4,097	0.63%	1,174,149	4,412	0.76%
Certificates of deposit	992,380	4,735	0.96%	1,067,148	5,516	1.04%
Total interest-bearing deposits	3,011,645	9,578	0.64%	2,933,773	10,980	0.75%
Advances from the FHLBB	756,773	5,637	1.50%	709,373	7,095	2.01%
Other borrowed funds	54,303	266	0.99%	59,574	363	1.22%
Total interest-bearing liabilities	3,822,721	15,481	0.82%	3,702,720	18,438	1.00%
Non-interest-bearing liabilities:
Demand checking accounts	624,386			525,811
Other non-interest-bearing liabilities	35,750			52,754
Total liabilities	4,482,857			4,281,285
Brookline Bancorp, Inc. stockholders’ equity	616,868			598,277
Noncontrolling interest in subsidiary	3,591			3,598
Total liabilities and equity	$5,103,316			$4,883,160
Net interest income (tax-equivalent basis) /
Interest-rate spread (4)		89,441	3.58%		86,609	3.67%
Less adjustment of tax-exempt income		411			217
Net interest income		$89,030			$86,392
Net interest margin (5)			3.74%			3.85%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available-for-sale. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3) Loans on nonaccrual status are included in the average balances.

(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012
Reconciliation Table - Non-GAAP Financial Information		(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.		$9,490	$7,529	$18,304	$13,878
Add:
Acquisition-related expenses (after-tax)		-	-	-	3,972

Net earnings from operations		$9,490	$7,529	$18,304	$17,850

Operating earnings per common share:
Basic		$0.14	$0.11	$0.26	$0.26
Diluted		0.14	0.11	0.26	0.26

Weighted average common shares outstanding during the period:
Basic		69,774,703	69,677,656	69,768,777	69,671,130
Diluted		69,833,541	69,715,890	69,823,615	69,706,694

	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
	(Dollars in Thousands)

Brookline Bancorp, Inc. stockholders’ equity	$611,284	$614,039	$612,097	$605,962	$598,865
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets	19,168	20,345	21,510	23,307	24,578
Tangible stockholders' equity	$454,226	$455,804	$452,697	$444,765	$436,397

Total assets	$5,150,480	$5,110,378	$5,147,534	$5,061,444	$4,972,381
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets	19,168	20,345	21,510	23,307	24,578
Tangible assets	$4,993,422	$4,952,143	$4,988,134	$4,900,247	$4,809,913

Tangible stockholders’ equity to tangible assets	9.10%	9.20%	9.08%	9.08%	9.07%

	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
	(Dollars in Thousands Except Per Share Data)

Tangible stockholders' equity	$454,226	$455,804	$452,697	$444,765	$436,397

Number of common shares issued	75,744,445	75,744,445	75,749,825	75,749,819	75,414,713
Less:
Treasury shares	5,373,733	5,373,733	5,373,733	5,373,733	5,373,733
Unallocated ESOP shares	312,792	323,355	333,918	344,991	356,064
Number of common shares outstanding	70,057,920	70,047,357	70,042,174	70,031,095	69,684,916

Tangible book value per common share	$6.48	$6.51	$6.46	$6.35	$6.26

	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
	(Dollars in Thousands)

Allowance for loan and lease losses	$44,281	$42,532	$41,152	$38,913	$37,431
Less:
Allowance for acquired loans and leases losses	620	-	-	-	-
Allowance for originated loan and lease losses	$43,661	$42,532	$41,152	$38,913	$37,431

Total loans and leases	$4,205,015	$4,173,985	$4,175,712	$4,144,012	$4,012,544
Less:
Total acquired loans and leases	938,815	997,988	1,059,610	1,149,585	1,187,844
Total originated loans and leases	$3,266,200	$3,175,997	$3,116,102	$2,994,427	$2,824,700

Allowance for loan and lease losses related to
originated loans and leases as a percentage
of originated loans and leases	1.34%	1.34%	1.33%	1.31%	1.33%

CONTACT:
Brookline Bancorp, Inc.
Julie A. Gerschick, 617-425-5331
Chief Financial Officer and Treasurer
jgerschick@brkl.com